UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 9, 2018

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

Item 7.01.	Regulation FD Disclosure

On November 9, 2018, Hudson Technologies, Inc. (the “Company”) filed a Form 12b-25 (the “Form”) with the Securities and Exchange Commission indicating that the Company will not be in a position to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 within the 5-day extension period provided in Rule 12b-25(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Form stated that

On August 9, 2018, Hudson Technologies, Inc. (the “Company”) filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) in which it reported that the Company was operating under a waiver and amendment to its term loan credit and security agreement with U.S. Bank National Association, as agent, and the term loan lenders (“Term Loan”). The prior waiver ran through August 14, 2018, and discussions were continuing with respect to an amendment of the Term Loan’s existing total leverage ratio financial covenant and certain other terms, which the Company previously expected to complete on or before August 14, 2018. As a result of the potential balance sheet impact of foregoing discussions, the Company was not in a position to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “Q2 10-Q”) on a timely basis.

Also, as previously reported, on August 14, 2018, Hudson Technologies Company (“HTC”), an indirect subsidiary of the Company, and HTC’s affiliates Hudson Holdings, Inc. and Aspen Refrigerants, Inc. (formerly known as Airgas-Refrigerants, Inc.), as borrowers (collectively, the “Borrowers”), and the Company as a guarantor, entered into a Waiver and Second Amendment to Term Loan Credit and Security Agreement (the “Second Amendment”) with U.S. Bank National Association, as agent, and the term loan lenders. The Second Amendment superseded interim waivers and amended the Term Loan Credit and Security Agreement dated October 10, 2017 (the “Term Loan Agreement”) to waive compliance with the existing total leverage ratio financial covenant at June 30, 2018, as previously amended. The Second Amendment also provided that on October 15, 2018, the Company and the Borrowers were required to provide a certificate setting forth the total leverage ratio as of the four fiscal quarter period ending September 30, 2018 and the failure to maintain, as of the end of such four fiscal quarter period, the total leverage ratio required under the Term Loan Agreement, or deliver the aforementioned certificate would, in each case, constitute an immediate event of default under the Term Loan Agreement.

On October 15, 2018, the Borrowers, and the Company as a guarantor, entered into an Extension Letter (the “Extension Letter”) with U.S. Bank National Association, which extended the delivery deadline of the above referenced compliance certificate to November 14, 2018. The Extension Letter also required the Company and the Borrowers to deliver to Lenders by October 31, 2018 a financial model in form and substance reasonably satisfactory to the Lenders and provides that the failure to deliver such model by October 31, 2018 shall constitute an immediate event of default under the Term Loan Agreement. The financial model was timely delivered to the Lenders on October 31, 2018.

The Second Amendment, as amended by the Extension Letter, while providing a further waiver, does not resolve the potential balance sheet impact described above and the Company, the Borrowers and the Lenders are continuing discussions with respect to a further amendment of the Term Loan’s existing total leverage ratio financial covenant and certain other terms not later than November 14, 2018. There can be no assurance that the Company will reach timely agreement with respect to a further amendment on acceptable terms or at all. Failure to reach such an agreement could have a material adverse effect on the Company’s financial position.

The Company is working diligently to resolve these matters and management currently believes that the Company will be in a position to file its Q2 10-Q and its quarterly report on Form 10-Q for the quarter ended September 30, 2018 (the “Q3 10-Q”) by November 21, 2018.

The Form also provided the following preliminary financial information for the quarter and nine months ended September 30, 2018:

For the quarter ended September 30, 2018, the Company’s revenues were $40.5 million, an increase of 64% compared to $24.7 million in the comparable 2017 period. Revenues for the 2018 period included revenues from Aspen Refrigerants, Inc. (“ARI”) which was acquired in October 2017. For the nine months ended September 30, 2018, the Company’s revenues were $140.8 million, an increase of 22% compared to $115.8 million in the comparable 2017 period. Revenues for the 2018 period included revenues from ARI. Due to the uncertainty associated with the matters described below, together with the potential impact of the annual goodwill impairment assessment, the Company is not yet in a position to provide preliminary net income data for the third fiscal quarter and the nine months ended September 30, 2018.

As previously reported, the Company has not yet filed its Quarterly Report on Form 10-Q for the second quarter of 2018. The Second Amendment, as amended by the Extension Letter, while providing a further waiver, does not resolve the potential balance sheet impact described above and the Company, the Borrowers and the Lenders are continuing discussions with respect to a further amendment of the Term Loan’s existing total leverage ratio financial covenant and certain other terms not later than November 14, 2018.

Based upon the foregoing additional information, the Company has determined that such discussions would not be completed in time to allow the Q3 10-Q to be filed on a timely basis. The Company is working diligently to resolve these matters and management currently believes that the Company will be in a position to file the aforementioned Q3 10-Q by November 21, 2018.

The Company issued a press release on November 12, 2018 announcing the filing of the Form and certain preliminary results for the fiscal quarter ended September 30, 2018. The press release is attached hereto as Exhibit 99.1. The information in this Item and the aforementioned press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated November 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2018

HUDSON TECHNOLOGIES, INC.

By:	/s/ Nat Krishnamurti
Name: Nat Krishnamurti
Title: Chief Financial Officer

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